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                                                                    EXHIBIT 23.1

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

XTO Energy Inc.
Fort Worth, Texas

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55784, 33-81766, 333-35229, 333-36569, 333-68775, 333-69977, 333-37668 and 333-81849), on Form
S-3 (No. 333-71762) of XTO Energy Inc. and on Form S-3 (No. 333-56983) of XTO Energy Inc. and Cross Timbers Royalty Trust of our report dated March 28, 2002, included in the Annual Report on Form 10-K of XTO Energy Inc. for the year ended December 31, 2001.


ARTHUR ANDERSEN LLP

Fort Worth, Texas
March 28, 2002